UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2010

TRIM HOLDING GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-169048	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Center Ave. Ste. 202 Bay City, MI	48708

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 509-5954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement

                Trim Holding Group (the “Company”) is terminating its business relationship with Allkey Ltd. (“Allkey”), (collectively the “Parties”). As such, the Company terminated its prior agreements with Allkey by entering into a Rescission Agreement (the “Rescission Agreement”) and into a Redemption and Assignment Agreement (the “Redemption and Assignment Agreement”) with Allkey on December 7, 2010 and December 9, 2010, respectively, the terms of which are described in further detail below.

                Pursuant to the Rescission Agreement, the Parties agreed to mutually rescind that certain Purchase Agreement (the “Purchase Agreement”) and that certain Registration Rights Agreement (the “Registration Rights Agreement”) entered into between the Parties on August 6, 2010. As a result of the Rescission Agreement, the six million (6,000,000) shares that were issued to Allkey were returned to the Company’s transfer agent, and the nine million (9,000,000) warrants that were issued to Allkey were cancelled.

Pursuant to the Redemption and Assignment Agreement, the Parties agreed to terminate that certain Patents Assignment Agreement (the “Assignment”) entered into between the Parties on December 31, 2009, as well as the options granted therein to acquire patent rights in certain other countries.  As a result of the termination of the Assignment, the three million seven hundred fifty thousand (3,750,000) Series 2, Class P-2 preferred shares that were issued to Allkey in consideration for the Assignment were redeemed by the Company, and the patent rights acquired by the Company under the Assignment were assigned back to Allkey.

The Parties entered into the Rescission Agreement and into the Redemption and Assignment Agreement because the Parties believe the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, and the Assignment are not in its best interest at this time.

The Parties did not incur any early termination penalties in connection with either the termination of the Purchase Agreement and the Registration Rights Agreement, or the Assignment.

Item 1.02.             Termination of a Material Definitive Agreement

                The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

                The foregoing summaries of the Rescission Agreement, and the Redemption and Assignment Agreement are not complete and are qualified in their entirety by reference to the complete text of the Rescission Agreement and the Redemption and Assignment Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

                For a description of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement, reference is made to the Company’s Form 8-K filed on August 12, 2010.

                For a description of the terms and conditions of the Assignment, reference is made to the Company’s Form 8-K filed on January 7, 2010.

Item 9.01.             Financial Statements and Exhibits

                (d)  Exhibits

                Exhibit                  Description

10.1                        the Rescission Agreement entered into between Trim Holding Group and Allkey Ltd. on December 7, 2010.

10.2                        the Redemption and Assignment Agreement entered into between Trim Holding Group and Allkey Ltd. on December 9, 2010.

10.3*                      the Purchase Agreement entered into between Trim Holding Group and Allkey Ltd. on August 6, 2010.

10.4*                      the Registration Rights Agreement entered into between Trim Holding Group and Allkey Ltd. on August 6, 2010.

10.5**                   the Assignment entered into between Trim Holding Group and Allkey Ltd. on December 31, 2009.

*   Included previously with the Company’s 8-K filed on August 12, 2010

** Included previously with the Company’s 8-K filed on January 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                     Trim Holding Group

                                                                                             (Registrant)

Date:    December 9, 2010                                 By:   /S/ Louis Bertoli

                                                                           Louis Bertoli

                                                                                                   President, Chief Executive Officer

Date:    December 9, 2010                                 By:    /S/ Nitin Amersey

                                                                          Nitin Amersey

                                                                          Director, Chief Financial Officer